Exhibit 10.15

AMENDED AND RESTATED STOCK PLEDGE AGREEMENT

This Amended and Restated Stock Pledge Agreement (this "Agreement") is entered into as of May 17, 2016 by and between SILICON VALLEY BANK ("Bank") and QUANTENNA COMMUNICATIONS, INC. ("Pledgor"). This Agreement amends and restates in its entirety, and replaces, the terms of that certain Stock Pledge Agreement between Pledgor and Bank dated as of April 26, 2013.

RECITAL

Pledgor wishes to borrow money from time to time from Bank pursuant to (a) that certain Amended and Restated Loan and Security Agreement dated of even date herewith executed by and between Pledgor and Bank (as the same may be amended, restated, or otherwise modified from time to time, the "Senior Loan Agreement") and (b) that certain Mezzanine Loan and Security Agreement dated of even date herewith executed by and between Pledgor and Bank (as the same may be amended, restated, or otherwise modified from time to time, the "Mezzanine Loan Agreement" and together with the Senior Loan Agreement, the "Loan Agreement"; capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement). Bank has agreed to extend credit and provide other financial accommodations to Pledgor upon the terms and conditions set forth in the Loan Agreement provided Pledgor secures the Obligations in accordance with the terms of this Agreement.

NOW, THEREFORE, Pledgor and Bank agree as follows:

1.	CREATION OF SECURITY INTEREST.

1.1.	Grant of Security Interest

(a) Pledgor hereby pledges, assigns and delivers to Bank and grants to Bank a security interest in the property described on Exhibit A attached hereto (the "Pledged Collateral") as security for the prompt payment and performance of all of the Obligations.

(b) The term "Pledged Collateral" shall also include any securities, investment properties, instruments or distributions of any kind issuable, issued or received by Pledgor upon conversion of, in respect of, or in exchange for any other Pledged Collateral, including, but not limited to, those arising from a stock dividend, stock split, reclassification, reorganization, merger, consolidation, sale of assets or other exchange of securities or any dividends or other distributions of any kind upon or with respect to the Pledged Collateral.

1.2.Delivery of Additional Documentation Required. Pledgor will from time to time execute and deliver to Bank, at the request of Bank, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue the perfection of Bank's security interests in the Pledged Collateral. Pledgor authorizes Bank to file financing statements without notice to Pledgor, in all appropriate jurisdictions, as Bank deems appropriate, to perfect or protect Bank's interest in the Pledged Collateral. The certificate or certificates for the securities included in the Pledged Collateral, accompanied by an instrument of assignment duly executed in blank by Pledgor, have been, or will, within five (5) days after Bank's request, to the extent that such Pledged Collateral is certificated, be delivered by Pledgor to Bank. Pledgor shall cause the books of the issuers listed on Exhibit A to reflect the pledge of the Pledged Collateral.

1.3.Voting Prior to Demand. Unless an Event of Default (as defined below) shall have occurred and be continuing, Pledgor shall be entitled to exercise any voting rights with respect to the Pledged Collateral and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights of Pledgor to vote and give consents, waiver and ratifications shall upon notice to Pledgor cease in case such an Event of Default hereunder shall occur and be continuing.

2.	REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants that:

2.1.Due Organization and Qualification. Pledgor is duly existing and in good standing under the laws of its state of formation and is qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Pledgor's business.

2.2.Due Authorization; No Conflict. The execution, delivery, and performance of this Agreement are within Pledgor's powers, have been duly authorized, and neither conflict with nor constitute a breach of any provision contained in Pledgor's formation documents or bylaws, nor will they constitute an event of default under any material agreement to which Pledgor is a party or by which Pledgor is bound.

2.3.No Prior Encumbrances. Pledgor has good title to the Pledged Collateral, free and clear of any liens, security interests, or other encumbrances other than the security interest in favor of Bank.

2.4.Litigation. There is no action, suit or proceeding affecting Pledgor pending or threatened before any court, arbitrator, or governmental authority, domestic or foreign, which may have a material adverse effect on the ability of Pledgor to perform its obligations under this Agreement.

2.5.Solvency. The incurrence of Pledgor's obligations under this Agreement will not cause Pledgor to (a) become insolvent; (b) be left with unreasonably small capital for any business or transaction in which Pledgor is presently engaged or plans to be engaged; or (c) be unable to pay its debts as such debts mature.

3.	NEGATIVE COVENANTS

Pledgor covenants and agrees that, until the payment in full of the Obligations (other than inchoate indemnity obligations) and for so long as Bank may have any obligation to extend credit to Pledgor or otherwise perform under the Loan Agreement, Pledgor shall not do any of the following:

3.1.Dispositions. Except as otherwise permitted in the Loan Agreement, convey, sell, lease, transfer, pledge, assign control over or otherwise dispose of all or any part of the Pledged Collateral.

3.2.Encumbrances. Create, incur, assume or suffer to exist any security interest, lien or encumbrance with respect to the Pledged Collateral, other than the security interest in favor of Bank. The Pledged Collateral may also be subject to Permitted Liens.

4.	EVENTS OF DEFAULT

Any one or more of the following events shall constitute an "Event of Default" under this
Agreement:

4.1.Loan Agreement. If an Event of Default occurs under the Loan Agreement or any of the other Loan Documents.

4.2.Covenant Default. If Pledgor fails or neglects to perform, keep, or observe any material term, provision, condition, covenant, or agreement contained in this Agreement.

4.3.Attachment. If any portion of the Pledged Collateral is made the subject of a lien, security interest or other encumbrance (other than that in favor of Bank), or is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within five (5) days, or if Pledgor is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs.

4.4.Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein.

5.	BANK'S RIGHTS AND REMEDIES

5.1.Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Pledgor:

(a)    Exercise all such rights as a secured party under the Uniform Commercial Code of the State of California as it, in its sole judgment, shall deem necessary or appropriate, including the right to sell all or any part of the Pledged Collateral at one or more public or private sales upon five (5) days prior written notice to Pledgor, and any such sale or sales may be made for cash, upon credit, or for future delivery, and in connection therewith, Bank may grant options, provided that any such terms or options shall, in the best judgment of Bank, be extended only in order to obtain the best possible price.

(b)     Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 of the Loan Agreement occurs all Obligations are immediately due and payable without any action by Bank).

5.2.Sale of Pledged Collateral. Pledgor recognizes that Bank may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Act"), so that Bank may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and without a view to the distribution or resale thereof. Pledgor understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Pledged Collateral were sold at public sales, and agrees that Bank has no obligation to delay the sale of any of the Pledged Collateral for the period of time necessary (even if Bank would agree), to register such securities for sale under the Act. Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

5.3.Remedies Cumulative. Bank's rights and remedies under this Agreement, the Loan Agreement, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Pledgor's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it.

5.4.Demand; Protest. Pledgor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Pledgor may in any way be liable.

5.5.Hold on Pledged Collateral. Pledgor agrees that, until the later of the termination of the Loan Agreement and payment in full of all Obligations (other than inchoate indemnity obligations), Bank may hold and refuse to release the Pledged Collateral to any party, including Pledgor.

5.6.Power of Attorney. When an Event of Default occurs and continues, Pledgor irrevocably appoints Bank as its lawful attorney to transfer the Pledged Collateral into the name of Bank or a third party as the Code permits and cause new certificates representing the Pledged Collateral, to the extent that such Pledged Collateral is certificated, to be issued in the name of Bank. Bank may exercise the power of attorney to sign Pledgor's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Pledgor's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until the later of the payment in full of all Obligations (other than inchoate indemnity obligations) or so long as Bank may have any obligation to perform under the Loan Agreement.

5.7.Bank Expenses. If Pledgor fails to pay any amount due hereunder or furnish any required proof of payment to third persons in connection with the Pledged Collateral, Bank may make all or part of the payment and take any action Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Pledged Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default. After the sale of any of the Pledged Collateral, Bank may deduct all reasonable legal and other expenses and attorneys' fees for preserving, collecting, selling and delivering the Pledged Collateral and for enforcing its rights with respect to the Obligations, and shall apply the remainder of the proceeds to the Obligations in such manner as Bank in its reasonable discretion shall determine, and shall pay the balance, if any, to Pledgor.

5.8.Bank's Liability for Pledged Collateral. If Bank complies with reasonable banking practices and the Code, it is not liable or responsible for the safekeeping of the Pledged Collateral.

6.	NOTICES

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement shall be made pursuant to Section 10 of the Loan Agreement.

7.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Pledgor and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the State of California. PLEDGOR AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE LOAN AGREEMENT, AND ANY RELATED DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES' AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

8.	GENERAL PROVISIONS

8.1.Pledgor Waivers. Pledgor waives any right to require Bank to (a) proceed against any guarantor or any other person; or (b) pursue any other remedy in Bank's power whatsoever. Bank may, at its election, exercise or decline or fail to exercise any right or remedy it may have against any security held by Bank, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Pledgor hereunder. Pledgor waives all rights to participate in any security now or hereafter held by Bank. Pledgor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Pledge Agreement and of the existence, creation, or incurring of new or additional indebtedness. Pledgor assumes the responsibility for being and keeping itself informed of all circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation, warrants to Bank that it will keep so informed, and agrees that absent a request for particular information by Pledgor, Bank shall have no duty to advise Pledgor of information known to Bank regarding such condition or any such circumstances. Pledgor waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and Pledgor agrees that it shall not assert any such defenses or rights.

8.2.Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Pledgor may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's reasonable discretion. Bank has the right, without the consent of or notice to Pledgor, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

8.3.Indemnification. Pledgor will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Agreement; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Pledgor under this Agreement or otherwise (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

8.4.Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

8.5.Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

8.6.Amendments in Writing. Integration. All amendments to this Agreement must be in writing and executed by the parties hereto. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement.

8.7.Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, are one agreement.

8.8.Survival. All covenants, representations and warranties made in this Agreement continue in full force while any obligations remain outstanding. The obligations of Pledgor in Section 8.4 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

8.9.Attorneys' Fees, Costs and Expenses. In any action or proceeding between Pledgor and Bank arising out of this Agreement, the prevailing party will be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled, whether or not a lawsuit is filed.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated
Stock Pledge Agreement to be executed as of the date first written above.

PLEDGOR:

QUANTENNA COMMUNICATIONS, INC.

By:	/s/ Philippe Morali
Name:	Philippe Morali
Title:	CFO

BANK:

SILICON VALLEY BANK

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated
Stock Pledge Agreement to be executed as of the date first written above.

PLEDGOR:

QUANTENNA COMMUNICATIONS, INC.

By:
Name:
Title:

BANK:

SILICON VALLEY BANK

By:	/s/ Bryce Gerber
Name:	Bryce Gerber
Title:	Vice President

EXHIBIT A

The Pledged Collateral consists of all of Pledgor's right, title and interest in and to the following whether owned now or hereafter arising and whether the Pledgor has rights now or hereafter has rights therein and wherever located:

All Pledged Equity; and

all Pledgor's books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

As used herein:

"Domestic Issuer" means an Issuer organized under the laws of the United States or any state or territory thereof or the District of Columbia.

"Equity Interest" means any security, share, unit, partnership interest, membership interest, ownership interest, equity interest, option, warrant, participation, equity security or analogous interest (regardless of how designated) of or in a corporation, partnership, limited partnership, limited liability company, business trust or other entity, of whatever nature, type, series or class, whether voting or nonvoting, certificated or uncertificated, common or preferred, and all rights and privileges incident thereto.

"Foreign Issuer" means any Issuer which is not a Domestic Issuer.

"Issuer" means Quantenna Wireless Systems, Inc., a Delaware corporation, Quantenna Communications Australia Pty. Ltd., an Australian company, Quantenna Communications (Wuxi) Co. Ltd., a Chinese company, Quantenna Communications India Pvt. Ltd., an Indian company, Quantenna Communications, LLC, a Russian company, and any other issuer of any of the Pledged Equity.

"Pledged Equity" means (a) one hundred percent (100.0%) of the issued and outstanding Equity Interests owned by Pledgor of each Domestic Issuer and (b) sixty-five percent (65.0%) of the issued and outstanding Equity Interests owned by Pledgor of each Foreign Issuer, including the Equity Interests owned by Pledgor on the date hereof and set forth on Schedule 1 hereto, in each case together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

(i) all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and (ii) in the event of any consolidation or merger involving the Issuer thereof and in which such Issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger.

SCHEDULE 1

PLEDGED EQUITY

Issuer; Type and Place of Organization	Number of Equity Interests	Type	Certificate Number	Percentage Ownership
Quantenna Wireless Systems, Inc. (USA)				100.0%
Quantenna Communications Australia Pty. Ltd. (Australia)				65.0%
Quantenna Communications Australia Pty. Ltd. (Taiwan Branch of Quantenna Communications Australia)				65.0%
Quantenna Communications (Wuxi) Co. Ltd. (China)				65.0%
Quantenna Communications LLC (Russia)				65.0%

STOCK POWER

FOR VALUE RECEIVED, the undersigned, Quantenna Communications, Inc., a Delaware corporation ("Pledgor") does hereby sell, assign, and transfer to __________________________ all of its Equity Interests (as hereinafter defined) represented by Certificate No(s). ___________ in _________________________ ("Issuer"), standing in the name of Pledgor on the books of said Issuer. Pledgor does hereby irrevocably constitute and appoint , as attorney, to transfer the Equity Interest in said Issuer with full power of substitution in the premises. The term Equity Interest" means any security, share, unit, partnership interest, membership interest, ownership interest, equity interest, option, warrant, participation, "equity security" (as such term is defined in Rule 3(a)11-1 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended, or any similar statute then in effect, promulgated by the Securities and Exchange Commission and any successor thereto) or analogous interest (regardless of how designated) of or in a corporation, partnership, limited partnership, limited liability company, limited liability partnership, business trust or other entity, of whatever nature, type, series or class, whether voting or nonvoting, certificated or uncertificated, common or preferred, and all rights and privileges incident thereto.

Dated: ______________20_	PLEDGOR:

Quantenna Communications, Inc.

By: _________________________________
Name: _______________________________
Title: ________________________________